Exhibit 99.1

EndoChoice Announces First Quarter 2016 Financial Results
Alpharetta, GA, May 4, 2016 -- EndoChoice Holdings, Inc. (NYSE: GI) announced today financial results for the first quarter 2016.
Highlights

•	Revenue of $18.5 million, up 10% year-over-year

•	Shipped 30 Fuse® Systems including Company records of 29 end-user systems and 19 domestic systems, end-user systems up 45% year-over-year

•	Pathology revenue up 37% year-over-year driven by 54% specimen growth and 8% customer growth

•	International revenue up 30% year-over-year
Mark Gilreath, Founder and Chief Executive Officer of EndoChoice, said, “The first quarter of 2016 marks a solid start to the year, driven by continued adoption of our broad product portfolio in the GI market. Our sales force expansion and optimization efforts have begun to meaningfully impact results, as our team delivered 29 worldwide Fuse end-user shipments, up 45% year-over-year. We expect this positive momentum will continue, particularly in the second half of the year as our Territory Managers gain increased tenure and new products are introduced. We also had a strong quarter in pathology services and single use products, driven by our growing Fuse installed base, new product and service offerings, and growing effectiveness in selling our complete platform of products.”
First Quarter 2016 Financial Review
Total revenue for the first quarter 2016 was $18.5 million, compared to $16.8 million in the first quarter 2015, an increase of 10.2%. First quarter 2016 revenue growth was driven by growth in all business lines: imaging, single use products and pathology. First quarter 2016 total revenue consisted of $5.6 million in Imaging, $8.8 million in Single-Use Products, and $4.1 million in Pathology. This compares to first quarter 2015 total revenue, which consisted of $5.5 million in Imaging, $8.3 million in Single-Use Products, and $3.0 million in Pathology.
During the first quarter 2016, the Company shipped 30 Fuse systems, including 19 domestically, 10 to international end-users, and 1 international demo unit. This compares to the shipment of 26 Fuse systems in the first quarter 2015, including 18 domestic, 2 to international end-users, and 6 international demo units.

EndoChoice Holdings, Inc.
Summary of Fuse Shipments

	Quarter ended March 31
	2015	2016	% Change

Domestic end-user	18	19	6%
International end-user	2	10	400%
Total end-user	20	29	45%

International demo units	6	1	(83)%
Total Fuse shipments	26	30	15%

Exhibit 99.1

Gross profit was $4.5 million, or 24.5% of revenue, for the first quarter 2016, compared to gross profit of $5.6 million, or 33.3% of revenue, for the first quarter 2015. First quarter 2016 gross margin was negatively impacted by a planned $0.6 million obsolescence charge related to older versions of Fuse inventory and service parts, triggered by pending product design changes, as well as $0.3M in manufacturing scrap incurred during the startup of a new production process. Excluding these items, first quarter 2016 gross margin would have been 29.7%.
Operating expenses for the first quarter 2016 were $20.6 million, compared to $18.0 million for the first quarter 2015, driven by higher sales commission expense on higher revenue, an increase in the number of Territory Managers and Account Managers in our domestic sales force and increased stock based compensation expense of $1.3 million after our initial public offering. Net loss for the first quarter 2016 was $17.1 million, or ($0.68) per share, compared to a net loss of $15.3 million for the first quarter 2015, or ($1.00) per share. Weighted average basic shares outstanding were 25.0 million for the first quarter 2016.
On a non-GAAP basis, the Company reported an Adjusted EBITDA loss of $11.9 million, or (64.2%) of revenue, for the first quarter 2016, compared to an Adjusted EBITDA loss of $10.5 million, or (62.5%) of revenue, for the first quarter 2015.
Financial Guidance
EndoChoice is reiterating its financial guidance for the full year 2016 which was provided on its fourth quarter and full year 2015 earnings conference call:

•	Total revenue in the range of $86.0 million to $93.0 million;

•	Gross margin of 37-38%;

•	Operating expenses in the range of $76.0 million to $77.5 million;

•	Net loss in the range of ($49.0) million to ($50.5) million, or to ($1.95) to ($2.01) per share assuming 25,100,000 weighted average shares outstanding for the year;

•	Adjusted EBITDA loss in the range of ($30.0) million to ($31.5) million; and

•	Free Cash Flow in the range of ($39.0) million to ($42.0) million after approximately $7.0 million of capital expenditures.
Additional information regarding EndoChoice's results can be found by visiting the Investor Relations section of EndoChoice's website at http://investor.endochoice.com.
Conference Call
EndoChoice will hold a conference call on Wednesday, May 4, 2016 at 9:00 a.m. ET to discuss the results. The dial-in numbers are (877) 328-5344 for domestic callers and (412) 317-5469 for international callers. A live webcast of the conference call will be available on the investor relations section of the Company's website at http://investor.endochoice.com.
A replay of the call will be available starting on May 4, 2016 through May 11, 2016. To access the replay, dial (877) 344-7529 for domestic callers and (412) 317-0088 for international callers, with the replay access code 10083795. The webcast replay will be available in the investor relations section of the Company’s website for 90 days following the completion of the call and a transcript will be posted to the investor relations website.
Forward-Looking Statement
This press release contains “forward-looking statements” as defined under U.S. federal securities laws, including, among other things, statements about our operations and financial performance. Examples of forward-looking statements include, but are not limited to, our projected total revenue, gross margin, operating expense, net loss, Adjusted EBITDA and cash flow for the full year 2016, as well as anticipated product launches in 2016.

Exhibit 99.1

Forward-looking statements include all statements that are not historical facts. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on any forward-looking statements in this press release. Factors that could affect these statements include, but are not limited to, our ability to achieve or sustain profitability; general economic, market, or business conditions; the opportunities that may be presented to and pursued by the Company; conditions in the medical technology industry; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the ability to successfully commercialize our products, including Fuse®; competition from new or existing competitors; and other risks described from time to time in EndoChoice's filings with the Securities and Exchange Commission ("SEC") (including our Form 10-K for the year ended December 31, 2015 and the prospectus filed by EndoChoice with the SEC on June 5, 2015). The discussion of these risks is specifically incorporated by reference into this press release.
Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties - many of which are beyond our control or are currently unknown to us - as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. Except as required by law, we disclaim any obligation to update any forward-looking statements for any reason after the date of this press release.
Use of Non-GAAP Financial Measures
The Company has supplemented its GAAP net loss with a non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of EndoChoice, and provides an additional meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of the GAAP net loss to EBITDA and Adjusted EBITDA is provided in the schedule below.
There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with EndoChoice's consolidated financial statements prepared in accordance with GAAP and the reconciliation of the non-GAAP financial measure provided in the schedule below.

Exhibit 99.1

About EndoChoice:
Based near Atlanta, EndoChoice (NYSE: GI) is a medtech company focused on the manufacturing and commercialization of platform technologies including endoscopic imaging systems, devices and infection control products and pathology services for specialists treating a wide range of gastrointestinal conditions, including colon cancer. EndoChoice leverages its direct sales organization to serve more than 2,500 customers in the United States and works with distribution partners in 30 countries. The Company was founded in 2008 and has rapidly developed a broad and innovative product portfolio, which includes the Full Spectrum Endoscopy System (Fuse®). EndoChoice, Fuse, and Full Spectrum Endoscopy are registered trademarks of EndoChoice Holdings, Inc.
Company Contact:
David Gill, President & Chief Financial Officer
david.gill@endochoice.com
678-585-1040
Investor Contacts:
Nick Laudico or Zack Kubow
The Ruth Group
646-536-7030 / 7020
nlaudico@theruthgroup.com;
zkubow@theruthgroup.com

Exhibit 99.1

EndoChoice Holdings, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

in thousands (except share and per share data)	March 31, 2016	December 31, 2015
Assets:
Current assets:
Cash and cash equivalents	$26,985	$34,033
Short-term marketable securities(1)	37,533	33,872
Receivables, net	8,902	9,880
Inventories	17,096	17,473
Prepaid expenses and other current assets	2,908	3,108
Total current assets	93,424	98,366
Long-term marketable securities(1)	6,099	19,748
Property and equipment, net	12,463	11,523
Intangible assets, net	13,522	13,819
Goodwill	20,690	20,105
Deposits and other long-term assets	780	777
Total assets	$146,978	$164,338
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$6,141	$8,434
Accrued expenses and other current liabilities	8,309	9,203
Current portion of deferred rent	118	85
Deferred revenue	696	812
Total current liabilities	15,264	18,534
Long-term debt, net of discount	42,670	42,643
Deferred rent, less current portion	759	761
Deferred income taxes	2,526	2,493
Other long-term liabilities	719	614
Total liabilities	61,938	65,045
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized; no shares issued and outstanding at March 31, 2016 and December 31, 2015	—	—
Common stock, $0.001 par value; 150,000,000 shares authorized; 24,982,091 shares issued and outstanding at March 31, 2016; 24,886,516 shares issued and outstanding at December 31, 2015	26	26
Additional paid-in capital	258,696	257,384
Accumulated deficit	(173,611)	(156,549)
Accumulated other comprehensive loss	(71)	(1,568)
Total stockholders’ equity	85,040	99,293
Total liabilities and stockholders’ equity	$146,978	$164,338
(1) Marketable securities are comprised of U.S. Treasury, U.S. government agency, commercial paper, and investment-grade corporate debt securities. Short-term marketable securities have a remaining maturity of less than one year, and long-term marketable securities have a remaining maturity of less than two years.

Exhibit 99.1

EndoChoice Holdings, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	Three Months Ended March 31,
in thousands (except share and per share data)	2016	2015
Revenues:
GI equipment and supplies	$14,414	$13,795
GI pathology services	4,048	2,953
Net revenues	18,462	16,748
Cost of revenues:
GI equipment and supplies	12,397	10,026
GI pathology services	1,536	1,143
Cost of revenues	13,933	11,169
Gross profit	4,529	5,579
Operating expenses:
Research and development	4,023	4,683
Sales and marketing	9,609	8,243
General and administrative	6,324	4,417
Amortization of intangible assets	682	687
Operating expenses	20,638	18,030
Operating loss	(16,109)	(12,451)
Other income (expense):
Other income (expense)	164	(1,033)
Interest expense	(1,147)	(1,591)
Total other expense	(983)	(2,624)
Net loss before income taxes	(17,092)	(15,075)
Income tax benefit (expense)	30	(199)
Net loss	(17,062)	(15,274)
Other comprehensive income (loss):
Foreign currency translation adjustments	1,382	(740)
Change in fair value of available-for-sale securities	115	—
Other comprehensive income (loss)	1,497	(740)
Comprehensive loss	$(15,565)	$(16,014)
Net loss per share attributable to common stockholders, basic and diluted	$(0.68)	$(1.00)
Weighted-average shares of common stock used to compute net loss per share attributable to common stockholders, basic and diluted	24,957,002	15,318,390

Exhibit 99.1

EndoChoice Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
in thousands	2016	2015
Cash flows from operating activities:
Net loss	$(17,062)	$(15,274)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	2,333	2,102
Loss on disposal of property and equipment	5	—
Non-cash interest expense and discount amortization	93	181
Amortization of premium on marketable securities, net	177	—
Change in fair value of warrant liability	—	28
Provision for doubtful accounts	335	277
Unrealized foreign currency (gain) loss	(198)	972
Deferred income taxes	(41)	106
Stock-based compensation	1,337	5
Loss on impairment of property and equipment	423	912
Changes in certain working capital components and other assets and liabilities:
Accounts receivable	727	(1,393)
Inventories	795	710
Prepaid expenses and other current assets	240	(161)
Other assets	9	51
Accounts payable, accrued expenses, and other liabilities	(3,518)	1,063
Net cash used in operations	(14,345)	(10,421)
Cash flows from investing activities:
Capital expenditures	(2,840)	(1,292)
Proceeds from maturities of marketable securities	9,925	—
Net cash provided by investing activities	7,085	(1,292)
Cash flows from financing activities:
Proceeds from issuance of member units, net	—	31,000
Proceeds from option exercises	26	—
Net cash provided by financing activities	26	31,000
Effect of exchange rate changes on cash and cash equivalents	186	(67)
Net (decrease) increase in cash and cash equivalents	(7,048)	19,220
Cash and cash equivalents, beginning of period	34,033	13,761
Cash and cash equivalents, end of period	$26,985	$32,981
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest, net of capitalized interest	$1,053	$1,175
Income taxes	$35	$26

Exhibit 99.1

EndoChoice Holdings, Inc.
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,
in thousands	2016	2015
Net loss	$(17,062)	$(15,274)
Adjustments to net loss:
Interest expense	1,147	1,591
Income tax (benefit) expense	(30)	199
Impairment of property and equipment	423	912
Depreciation and amortization	2,333	2,102
EBITDA(1)	$(13,189)	$(10,470)
Stock-based compensation expense	1,337	5
Adjusted EBITDA(2)	$(11,852)	$(10,465)
(1) We define EBITDA as net loss plus interest expense, income tax expense, impairment of property and equipment, and depreciation and amortization.
(2) We define adjusted EBITDA as net loss plus interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, warrant liability mark-to-market adjustments, and loss on early retirement of debt.